UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 27, 2025

ORRSTOWN FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34292	23-2530374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4750 Lindle Road,	Harrisburg,	Pennsylvania	17111
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(717)	532-6114

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ORRF	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01    Other Events
On August 27, 2025, the Board of Directors of Orrstown Financial Services, Inc. (the “Company”) approved the redemption of all of the Company’s $32,500,000 outstanding 6.0% Fixed-to-Floating Rate Subordinated Notes due 2028 (the “Notes”) on September 30, 2025 (the “Redemption Date”) at a redemption price in cash equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, on the principal amount of the Notes to, but excluding, the Redemption Date. The Company has provided notice under that certain Indenture, dated as of December 19, 2018, by and between the Company and U.S. Bank National Association, as trustee (“U.S. Bank”), that the Company has elected to redeem the Notes on the Redemption Date.
The information contained in this Current Report on Form 8-K does not constitute a notice of redemption of the Notes. Holders of the Notes should refer to the notice of redemption delivered by U.S. Bank.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORRSTOWN FINANCIAL SERVICES, INC.

Date: August 29, 2025	By:	/s/ Neelesh Kalani
Neelesh Kalani Executive Vice President and Chief Financial Officer (Duly Authorized Representative)